EXHIBIT 4.37

DATED      May 2013

AERCAP HOLDINGS N.V.

LATAM AIRLINES GROUP S.A.

FRAMEWORK DEED

Relating to the purchase and leaseback of ten (10) used

Airbus A330-200 aircraft, nine (9) new Airbus A350-900

aircraft, four (4) new Boeing 787-9 aircraft and two (2)

new Boeing 787-8 aircraft

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Execution Form

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Page I

THIS DEED is made by way of deed and is entered into on                      2013

BETWEEN:

(1)	AERCAP HOLDINGS N.V., a public company with limited liability (naamloze vennootshap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands (AerCap); and

(2)	LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile, whose registered office is at Av. Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile (LATAM).

IT IS AGREED AND THIS DEED WITNESSES as follows.

1. DEFINITIONS AND INTERPRETATION

In this Deed the following terms have the meanings set out:

787-8 Specification has the meaning given to it in clause 3.6(h)(ii).

787-9 Specification has the meaning given to it in clause 3.6(h)(ii).

A330 Aircraft means each Aircraft listed in Schedule 2.

A330 Aircraft Documentation means, with respect to each A330 Aircraft, the documentation referred to in clause 3.7.

A330 Purchase Agreement means each of the purchase agreements entered into or to be entered into with respect to an A330 Aircraft, between Lan Cargo Overseas, as seller and a Lessor.

A350 Specification has the meaning given to it in clause 3.6(h)(i).

Acceptable Guarantor means AerCap Holdings N.V., or such other guarantor notified by Lessor to LATAM provided that such other Guarantor is a Qualifying Person.

Actual Delay has the meaning given to it in clause [* * *].

AerCap Cancellation Right means, with respect to an Aircraft (other than an A330 Aircraft), the right of AerCap to cancel its obligation under this Deed to purchase or procure the purchase of, such Aircraft as set out in clause [* * *] or 4.2.

Aircraft Specifications means the A350 Specification, the 787-8 Specification and the 787-9 Specification as applicable.

Anticipated Delay has the meaning given to it in clause [* * *].

Affiliate means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified, and includes any trust of which the beneficiary or Owner Participant (if applicable) is the Lessor or Owner Participant (if applicable) or an Affiliate of the Lessor or Owner Participant (if applicable).

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Airbus means Airbus S.A.S. or its successor in title.

Aircraft means each of the Airframes to be delivered, sold, assigned, as applicable, and leased in accordance with the relevant Lease and this Deed, with the Engines that will be installed on such Airframes at Delivery and all Parts and Aircraft Documents.

Aircraft Documents means (i) all Manuals and Technical Records; (ii) all log books, Aircraft records, and other documents provided to Lessee at Delivery of the Aircraft and (iii) all documents listed in a schedule to the relevant Delivery Acceptance Certificate.

Airframe means the A330 Aircraft, the nine (9) new Airbus model A350-900 aircraft (each, a A350-900 Aircraft), the four (4) new Boeing model 787-9 aircraft (each, a 787-9 Aircraft) and the two (2) new Boeing model 787-8 aircraft (each, a 787-8 Aircraft).

Applicable Reference Adjustment means [***].

Applicable Swap Rate means the prevailing twelve (12) year US Dollar SWAP rate as stated on Bloomberg screen service page IRSB18 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those current provided on such page of such service), expressed as a percentage rounded to two (2) decimal places at 11:00 AM New York City time two (2) Business Days prior to the Delivery Date of the relevant Aircraft.

Base Documents has the meaning given to it in clause 2.3.

Basic Rent for an Aircraft means the amount set out in clause 3.6(g).

BFE means the buyer furnished equipment supplied or purchased by or on behalf of LATAM in respect of the Aircraft (other than the A330 Aircraft) for installation by the Manufacturer pursuant to the Original Purchase Agreement on or before the Delivery Date.

Boeing means The Boeing Company or its successor in title.

Business Day means any day other than a Saturday or a Sunday on which commercial banks are open for business in New York, New York, United States of America, Amsterdam, the Netherlands, Dublin, Ireland, Sao Paolo, Brazil and in Santiago, Chile.

Cancellation Right means the AerCap Cancellation Right or the LATAM Cancellation Right, as applicable.

Cancelled Aircraft means a Delayed Aircraft in relation to which the provisions of clause 4 apply or a Total Loss Aircraft, as applicable.

Compensation Amount means, [***].

Definitive Documents has the meaning given to it in clause 3.1.

Delay means any delay in the delivery of an Aircraft (other than an A330 Aircraft) by the Manufacturer under the Original Purchase Agreement, whether actual or anticipated, beyond the last day of the originally Scheduled Delivery Quarter applicable to such Aircraft.

Delayed Aircraft means any Aircraft the subject of a Delay.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Delivery means (a) with respect to each Aircraft (other than an A330 Aircraft), the delivery of such Aircraft by the Manufacturer under the Original Purchase Agreement and (b) with respect to an A330 Aircraft the delivery of such A330 Aircraft under the relevant A330 Purchase Agreement; its transfer of title to the relevant Lessor and the commencement of the leasing of such Aircraft to LATAM under the related Lease.

Delivery Date means, with respect to an Aircraft, the date on which Delivery takes place.

Dispute has the meaning given to it in clause 12.2(a).

Dollars, United States Dollars, U.S. Dollar, USD, US$ and $ means the lawful currency of the United States of America.

Engines means:

(a)	with respect to an A350-900 Aircraft each Rolls-Royce Trent XWB83 engine;

(b)	with respect to a 787-9 Aircraft each Rolls-Royce Trent 1000-C1 engine;

(c)	with respect to a 787-8 Aircraft each Rolls-Royce Trent 1000-C1 engine; and

(d)	with respect to an A330 Aircraft each engine that is applicable to such Aircraft as specified in column 2 of Schedule 2,

including, in each case, all Parts installed on any such Engines.

Event of Default has the meaning given to it under the relevant Lease.

Features has the meaning defined in clause 5.2.

Guaranteed Liabilities means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable, or incurred, or expressed to be due, owing, payable or incurred from or by:

(a)	Lan Cargo Overseas;

(b)	TAM; and/or

(c)	any Affiliate of LATAM,

to AerCap or any AerCap Affiliate or any Lessor or any Purchaser under or in connection with any Purchase Agreements, Purchase Agreement Assignments, Airframe Warranties Agreements, Engine Warranties Agreements and any bills of sale or other documentation entered into in connection with the sale and purchase of any Aircraft as contemplated by this Deed, and references to Guaranteed Liabilities includes references to any part thereof.

Lan Cargo Overseas means Lan Cargo Overseas Limited a company incorporated under the laws of the Bahamas whose registered office is at Dehands House, 2nd Terrace West, Centreville, Nassau, The Bahamas.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LATAM Cancellation Right means, with respect to an Aircraft (other than an A330 Aircraft), the right of LATAM to cancel its obligation under this Deed to sell or procure the sale of, such Aircraft as set out in clause

Lease means, with respect to each Aircraft, the lease agreement for such Aircraft between LATAM (as lessee) and a Lessor (as lessor) on the terms and conditions specified in clause 3, and, with respect to any Aircraft, references in this Deed to the Lease shall be construed so as to refer to the Lease for such Aircraft.

Lease Rent means the Basic Rent adjusted by the provisions of clause 3.6(g).

Lease Term means the applicable scheduled lease term as specified in clause 3.6(f).

Lessee means LATAM.

Lessor means AerCap or an Affiliate of AerCap or a Qualifying Person, or a trustee acting on behalf of any such person, as AerCap may determine, and, with respect to an Aircraft, references to Lessor in this Deed shall be construed so as to refer to the Lessor applicable to such Aircraft.

Lessor Guarantee has the meaning given to it in clause 6.1.

Losses has the meaning specified in the form of Leases attached to this Deed.

Manufacturer means:

(a)	in relation to the A330 Aircraft and A350-900 Aircraft, Airbus; and

(b)	in relation to the 787-8 Aircraft and 787-9 Aircraft, Boeing,

and references in this Deed to the Manufacturer shall be construed so as to refer to whichever of Airbus or Boeing is applicable.

Manufacturer Consent means, with respect to any Aircraft (other than the A330 Aircraft), the consent and agreement of the Manufacturer to the assignment of certain rights under the relevant Original Purchase Agreement (in particular the right to take title to such Aircraft) to the applicable Lessor, in such form as is market practice at the relevant time.

Operative Documents has the meaning set out in each Lease.

Original Purchase Agreement means:

(a)	in relation to an A350-900 Aircraft, the purchase agreement relating to the acquisition by TAM of the Aircraft from the Manufacturer dated 20 December 2005 as amended and restated from time to time;

(b)	in relation to a 787-8 Aircraft or 787-9 Aircraft, the purchase agreement relating to the acquisition by LATAM of the Aircraft from the Manufacturer dated 29 October 2007 and bearing reference number 3256, and references in this Deed to the Original Purchase Agreement shall be construed so as to refer to whichever agreement is applicable.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Owner Participant means such entity as AerCap shall advise Lessee in writing as being the owner participant under any owner trust agreement entered into with a Lessor with respect to an Aircraft.

Parts means, whether or not installed in or attached to the Airframe or any Engine any component, furnishing or equipment (other than a complete Engine) installed on or attached to or furnished with the Airframe or any Engine on the Delivery Date or thereafter. Parts includes BFE and Features.

[***]

Purchase Agreement means:

(a)	in relation to an A350-900 Aircraft, a 787-8 Aircraft or a 787-9 Aircraft, the purchase agreement between the applicable Purchaser (as purchaser of the Aircraft) and the applicable Seller (as seller) substantially in the form of Schedule 6; and

(b)	in relation to an A330 Aircraft, the A330 Purchase Agreement,

and, with respect to any Aircraft, references in this Deed to the Purchase Agreement shall be construed so as to refer to the Purchase Agreement for such Aircraft.

Purchase Agreement Assignment means, if applicable in relation to an Aircraft (other than an A330 Aircraft), the assignment of certain rights under the relevant Original Purchase Agreement (in particular the right to take title to such Aircraft) entered into between the relevant Seller (as assignor) and the relevant Lessor (as assignee) and consented to by the Manufacturer by way of the Manufacturer Consent (unless the Manufacturer is also a party to the Purchase Agreement Assignment and provides its consent by entering into such document).

Purchase Price for an Aircraft (other than an A330 Aircraft) means the amount set out in clause 3.6(a) for such aircraft type as adjusted in accordance with the provisions of clause 3.6(a).

Purchaser means AerCap or an Affiliate of AerCap or a Qualifying Person or a Person guaranteed by a Qualifying Person.

Qualifying Person means a Person (i) with a net worth of [***].

Reference Rate means [***].

Relevant Event means any event as specified in Schedule 4.

Relevant Extracts has the meaning given to it in clause 5.8.

Scheduled Delivery Date for an Aircraft (other than the A330 Aircraft) is the date notified by the Manufacturer as the date on which such Aircraft is scheduled to be ready for delivery and acceptance under the Original Purchase Agreement.

Scheduled Delivery Quarter means the quarter during which each Aircraft (other than the A330 Aircraft) is currently scheduled to be delivered under the Original Purchase Agreement as set out in column 2 of Schedule 1.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Seller means LATAM or an Affiliate of LATAM and, in respect of the A330 Aircraft, Lan Cargo Overseas.

Specification means for an aircraft type (other than in respect of an A330 Aircraft), the specification identification number as set out in clause 3.6(h).

Specification Change Notice has the meaning given to it in clause 5.1.

[***]

[***]

TAM means TAM Linhas Aéreas S.A.

Total Loss means:

(a)	in relation to any A330 Aircraft, any of the following:

(i)	the actual or constructive total loss of the Aircraft (including any damage to the Aircraft or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(ii)	the Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(iii)	the requisition of title or other compulsory acquisition of title for any reason of the Aircraft by any Government Entity or other Person, whether de jure or de facto; or

(iv)	the hi-jacking, theft, disappearance, confiscation, detention, or hire of the Aircraft, which deprives any person permitted by this Deed to have possession and/or use of the Aircraft of its possession and/or use for more than sixty (60) days (and one hundred eighty 180 days in the case of seizure or requisition for use). If, within 30-days following the Total Loss Date in relation to such hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire of the Aircraft, is restored to the possession of TAM, then the scheduled Delivery should continue; and

(b)	in relation to any Aircraft (other than as A330 Aircraft), the loss, destruction or, in the reasonable opinion of the relevant Manufacturer, the damage of such Aircraft beyond repair.

Total Loss Aircraft means any Aircraft the subject of a Total Loss.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth for such terms in the form Leases attached to this Deed.

2. PURPOSE; BASE DOCUMENTS; CONDITIONS PRECEDENT; AGREEMENT

2.1 This Deed constitutes the agreement reached among AerCap and LATAM in respect of the purchase by AerCap or by a Purchaser procured by AerCap and the leaseback to LATAM of the Aircraft.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

2.2 The purpose of this Deed is to set forth:

(a)	the terms of the agreement of AerCap to provide a purchase and leaseback for the Aircraft, including the terms of LATAM’s agreement to sell, or procure the sale of, each Aircraft to the applicable Lessor and concurrently to lease such Aircraft from the applicable Lessor, and AerCap’s agreement to cause the applicable Lessor to purchase such Aircraft from the applicable Seller (or Manufacturer, pursuant to a Purchase Agreement Assignment in the case of an Aircraft other than an A330 Aircraft), and concurrently to lease such Aircraft to, LATAM, on the applicable Delivery Date for such Aircraft;

(b)	the method for determining the key economic provisions, notably the purchase price payable for the Aircraft and the scheduled rental payable under the related Lease; and

(c)	certain other terms that are to be applicable to the purchase and leaseback transaction relating to each Aircraft.

Base Documents

2.3 Attached to this Deed as Schedules are the forms of the following documents (together with some specific pre-agreed amendments) which have been fully negotiated by AerCap and LATAM, with respect to the purchase and leaseback of the Aircraft (collectively, the Base Documents):

(a)	Schedule 6 – Purchase Agreement—to be used for the purchase of the A350-900 Aircraft, 787-8 Aircraft and 787-9 Aircraft subject to the terms of clause 3.4;

(b)	Schedule 7 – Lease Agreement (A350-900 Aircraft variant) – subject, if requested by AerCap at its discretion that they be inserted, to the amendments specified in Schedule 9;

(c)	Schedule 8 – Lease Agreement (787-8 Aircraft and 787-9 Aircraft variant) – subject, if requested by AerCap at its discretion that they be inserted, to the amendments specified in Schedule 10;

(d)	[***];

(e)	[***];

(f)	Schedule 11 – form of Lessor Guarantee.

Conditions Precedent

2.4 As a condition precedent to the effectiveness of this Deed, each party has provided the following documentation to the other party:

(a)	evidence that it has duly authorised the entry into and performance of the transactions contemplated by of this Deed and evidence of the authority of the person signing this Deed on its behalf, all such documentation to be reasonably satisfactory to the party receiving it; and

(b)	a legal opinion as to this Deed, in form and substance acceptable to the other party, acting reasonably, from external legal counsel in its jurisdiction of incorporation that the parties have separately agreed will provide such opinion.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

By signature to this Deed, each party confirms its receipt and satisfaction of the foregoing conditions.

Agreement to purchase, sell and lease

2.5 Subject to the terms and conditions of this Deed and, with respect to each Aircraft, the Definitive Documents and/or the A330 Aircraft Documentation (where applicable) and/or any other documentation entered into by the Seller with the Purchaser relating to such Aircraft:

(a)	AerCap agrees to buy or procure the purchase of each Aircraft from the Seller;

(b)	LATAM agrees to sell or procure the sale of each Aircraft to the Purchaser; and

(c)	Aercap agrees that it will procure that the Purchaser leases the Aircraft to LATAM pursuant to the Lease and LATAM agrees to take the Aircraft on lease from the Purchaser, such leasing to commence simultaneously with the purchase and sale of the Aircraft.

3. DEFINITIVE DOCUMENTS – ARRANGEMENTS FOR EXECUTION AND KEY TERMS AND CONDITIONS

Definitive Documents – Execution Process

3.1 The definitive documentation for the purchase and leaseback of each Aircraft, other than the A330 Aircraft as to which clause 3.7 shall apply, (with respect to each Aircraft, the Definitive Documents) will be in the form of the Base Documents (except as AerCap and LATAM may otherwise agree in writing) and will reflect the specific purchase and leaseback terms for such Aircraft determined pursuant to this Deed.

3.2 AerCap, acting reasonably, may, request the amendment of the form of the Lease Agreement for any Aircraft, subject to LATAM’s consent, acting reasonably:

(a)	on the advice of its legal counsel to reflect any changes in law in Chile or Brazil after the date of this Deed or, if different, the proposed State of Registration of the Aircraft;

(b)	to reflect the requirements of AerCap’s financiers who will provide financing for the Aircraft provided that such amendments reflect market standards for operating lease transactions for the relevant Aircraft or similar Aircraft at the time of the request and further provided such changes will not lead to increased costs for LATAM; and/or

(c)	to make changes of an administrative nature, for example to reflect updated definitions, names and addresses of parties, account details and the like,

provided always that any such changes do not increase any material obligations or reduce any material rights of LATAM under the related Lease Agreement.

AerCap will reimburse LATAM in respect of any reasonable out of pocket expenses (including legal fees) incurred by LATAM in connection with documenting any such amendments.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3.3 AerCap will distribute execution versions of the Definitive Documents with respect to each Aircraft (other than an A330 Aircraft) at least thirty (30) days before the Scheduled Delivery Date for such Aircraft. Upon distribution of such documents LATAM will execute, and AerCap will cause the relevant Purchaser and Lessor to execute, the Definitive Documents with respect to each Aircraft to which it is to be a party, and the parties will thereupon exchange fully executed copies of the Definitive Documents, in each case at least fifteen (15) days before the Scheduled Delivery Date for such Aircraft. For the avoidance of doubt, if all Definitive Documents with respect to an Aircraft are not executed and delivered by all parties to each such document, then none of the Definitive Documents for such Aircraft shall be binding or otherwise enforceable against any of the parties thereto.

Purchase Agreement Assignment

3.4 If LATAM wishes that title to any Aircraft (other than an A330 Aircraft as to which clause 3.7 shall apply) is transferred directly to the relevant Lessor by the Manufacturer then LATAM will notify AerCap of the same at least forty five (45) days prior to the first Aircraft of that type and with respect to any further Aircraft of that type at least thirty (30) days prior to the Scheduled Delivery Date, such notice to be accompanied by a draft of the Purchase Agreement Assignment relating to such title transfer. The parties will work together in good faith with a view to agreeing upon the execution form of such Purchase Agreement Assignment and any related Manufacturer Consent such that the same is agreed at least twenty (20) days prior to the Scheduled Delivery Date. Absent such agreement, LATAM and the relevant Lessor will enter into a Purchase Agreement for such Aircraft using the Base Document form. The parties agree that the form of Purchase Agreement Assignment, once agreed as contemplated by this clause, will actually be signed by the relevant parties thereto on the Delivery Date for the applicable Aircraft subject always to the terms and conditions of this Deed and to AerCap and the relevant Purchaser being satisfied that LATAM will take the Aircraft on lease in accordance with the provisions of the related Lease simultaneously with the Purchaser taking title to the Aircraft by way of the Purchase Agreement Assignment.

3.5 In the event that an Aircraft is purchased pursuant to a Purchase Agreement Assignment, the parties agree that the additional clauses set out in Schedule 5 to this Deed will be deemed to apply to the purchase and delivery of any Aircraft the subject of a Purchase Agreement Assignment.

Key Terms and Conditions

3.6 The key terms and conditions for the purchase and leaseback of each of the Aircraft, other than the A330 Aircraft as to which clause 3.7 shall apply, are as follows:

(a)	Purchase Price: [***];

(b)	Seller: at LATAM’s option, either:

(i)	for the A350-900 Aircraft, TAM pursuant to the Purchase Agreement or Airbus (by way of a Purchase Agreement Assignment); or

(ii)	for the 787-8 Aircraft and 787-9 Aircraft, LATAM pursuant to the Purchase Agreement or Boeing (by way of a Purchase Agreement Assignment);

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

(c)	Purchaser/Lessor: at AerCap’s option:

(i)	AerCap; or

(ii)	an AerCap Affiliate (or an entity acting as trustee on behalf of such Affiliate) guaranteed by an Acceptable Guarantor pursuant to a guarantee in the form of the Guarantee; or

(iii)	a Qualifying Person (or a Person guaranteed by an Acceptable Guarantor), provided always that, notwithstanding that the Aircraft is to be purchased by and leased to LATAM by a Qualifying Person (or a Person guaranteed by an Acceptable Guarantor), AerCap will be primarily liable to ensure that such Person purchases the Aircraft on the Delivery Date subject to and in accordance with the requirements of this Deed and the Operative Documents;

(d)	Lessee: LATAM;

(e)	Delivery Date: the date of delivery of such Aircraft by the Manufacturer under the Original Purchase Agreement, estimated to be a date in the Scheduled Delivery Quarter as set out in Schedule 1, noting the potential for a delay in delivery in accordance with the terms of the related Original Purchase Agreement, which is subject to the delayed delivery arrangements agreed by the parties in clause 4;

(f)	Lease Term: for each Aircraft, [***] from the actual Delivery Date for such Aircraft;

(g)	Lease Rent: [***];

(h)	Aircraft specification:

(i)	A350-900 Aircraft: LATAM confirms to AerCap that the current specification of the A350-900 aircraft is the standard specification as set out in the Airbus Aircraft Description Document number [***], as amended by an applicable Specification Change Notices (the A350 Specification);

(ii)	Boeing Aircraft: LATAM confirms to AerCap that the current specification for the 787-8 Aircraft and the 787-9 Aircraft is as follows: the standard specification referred to by the Boeing Detail Specification number [***] (the 787-8 Specification and the 787-9 Specification as applicable);

(iii)	LATAM agrees that it will not discriminate between the Aircraft (excluding the A330 Aircraft) to be subject to the purchase and leaseback transaction as contemplated by this Deed and the other aircraft that are subject to the Original Purchase Agreement and that are to be delivered within a similar timeframe as the Aircraft, such that the final specification of the Aircraft will be substantially the same as such other aircraft.

LATAM agrees to consider in good faith, without obligation to consent, any requests by AerCap to include additional specifications which will assist in the remarketing of the Aircraft, such additions to be incorporated at AerCap’s cost and such cost will not lead to any adjustment in the rent payable by Lessee under the related Lease; and

(i)	Other Terms and Conditions: as set out in the agreed form Lease that is applicable to such Aircraft type.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A330 Aircraft Documentation

3.7 On or prior to the date of this Deed, the parties have agreed the following relating to each A330 Aircraft:

(a)	the form of A330 Purchase Agreement;

(b)	the form of Lease;

(c)	the specifications of each A330 Aircraft; and

(d)	the purchase price, Lease rent, Lease rent factor, and Lease term for each A330 Aircraft (as set out in Schedule 2).

3.8 Subject to the terms and conditions of each Purchase Agreement and each Lease, the parties confirm their intention that the completion of the purchase and leaseback of the A330 Aircraft will take place during the month of June, 2013 and each party agrees to cooperate together to ensure that such completions take place in line with a schedule of closings that they have separately settled upon.

3.9 [***].

4. CANCELLATION RIGHTS FOLLOWING DELAY IN DELIVERY / TOTAL LOSS

[***]

4.1 [***]:

Total Loss of an Aircraft prior to Delivery

4.2 If, before Delivery, an Aircraft suffers a Total Loss, LATAM shall, as soon as reasonably practicable after it has become aware of such Total Loss, notify AerCap in writing thereof. Following notification of a Total Loss, subject to clause 4.3, AerCap has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of the Total Loss Aircraft and lease it to LATAM (and each applicable Purchaser and Lessor, if Definitive Documents have been executed and delivered, shall have a corresponding right under such documents). If AerCap exercises such Cancellation Right then, [***] LATAM will pay to AerCap the Compensation Amount for the Total Loss Aircraft within six (6) months of the exercise of the Cancellation Right.

[***]

4.3 [***].

4.4 [***].

4.5 [***].

4.6 [***].

4.7 [***].

4.8 All references to “Aircraft” in this clause 4 shall be construed so as not to include any A330 Aircraft, it being agreed that this clause 4 does not apply to the A330 Aircraft.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5. OTHER ORIGINAL PURCHASE AGREEMENT RELATED MATTERS

Specification Change Notices, Features and BFE

5.1 The parties acknowledge that the A350 Specification is not yet fully defined. In this regard, LATAM agrees with AerCap that LATAM will finalise, or procure that TAM finalises, the list of Specification Change Notices (SCNs) and BFE to be installed on each A350-900 Aircraft with the Manufacturer in accordance with the Manufacturer’s usual processes as contemplated by the Original Purchase Agreement. LATAM will give AerCap prior written notice of proposed SCNs and BFE to be incorporated on each A350-900 Aircraft and confirm to AerCap such SCNs and BFE once contracted with Airbus or the relevant BFE vendor.

5.2 The parties acknowledge the amendments to the 787-8 Specification and the 787-9 Specification are not yet fully defined. In this regard, LATAM agrees with AerCap that LATAM will finalise the list of features (Features) and BFEs to be installed on each 787-8 Aircraft and 787-9 Aircraft with the Manufacturer in accordance with the Manufacturer’s usual processes as contemplated by the Original Purchase Agreement. LATAM will give AerCap prior written notice of proposed Features and BFEs to be incorporated on each 787-8 Aircraft and the 787-9 Aircraft and confirm to AerCap such Features and BFE once contracted with Boeing or the relevant BFE vendor.

5.3 In relation to any such amendment to the Specification by way of SCN and/or BFE, LATAM agrees that it will not discriminate between the Aircraft to be subject to the purchase and leaseback transaction as contemplated by this Deed and the other aircraft that are subject to the Original Purchase Agreement to be delivered during a similar timeframe as the Aircraft, and that the final Specification of the Aircraft as amended by any Specification Change Notices and/or BFE shall be substantially the same as such other aircraft. LATAM further agrees to consider in good faith without obligation to consent a request from AerCap following its review of SCN, Features or BFE list, for the installation, at AerCap’s cost (and on the basis that such costs shall not be rentalised), of incremental SCNs, Features or BFEs which would improve the remarketability of the Aircraft following the Lease with LATAM.

Development Changes and Certification Changes

5.4 From time to time each Aircraft Specifications may be revised by the relevant Manufacturer (Development and Certification Changes). LATAM shall as soon as reasonably practicable, provide AerCap a written copy of such Development and Certification Changes.

Manufacturer Notices

5.5 LATAM shall, as soon as reasonably practicable, inform AerCap of the contents of any notices and other communications received by LATAM from the relevant Manufacturer concerning the following with respect to each Aircraft:

(a)	the proposed month of Delivery;

(b)	the manufacturer’s serial number;

(c)	the Scheduled Delivery Date of each Aircraft;

(d)	any change to or amendment of the Specification of any Aircraft;

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

(e)	the arrangements for the delivery of the Aircraft;

(f)	any actual or anticipated delay in delivery of any Aircraft;

(g)	any default by LATAM or TAM or any Affiliate under any Original Purchase Agreement where the relevant Manufacturer has reserved its rights in relation to such default or notifies LATAM of the termination, in whole or in part, of any Original Purchase Agreement as a consequence of such default.

Delivery Inspections and delivery condition deviations

5.6(a)	Subject to compliance by AerCap with any requirements of the relevant Manufacturer, LATAM will use reasonable endeavours to procure that AerCap is entitled, if it wishes to do so, to participate in the inspection of the Aircraft conducted under the provisions of the related Original Purchase Agreement and to attend the delivery and acceptance process for each Aircraft so that AerCap can verify that the Aircraft meets the Aircraft Specification as amended by SCNs, Features and BFE, the requirements of the Original Purchase Agreement, this Deed and the other Operative Documents, as to specification and condition.

(b)	Where, with respect to an Aircraft, the delivery acceptance and inspections procedure has been conducted by the Manufacturer under the Original Purchase Agreement and:

(i)	such Aircraft does not meet the Specification; and/or

(ii)	LATAM, acting in a manner that is consistent with best practices of leading commercial airlines accepting delivery of aircraft new from the Manufacturer, determines that it is not willing to accept delivery of such Aircraft under the Original Purchase Agreement due to other technical deficiencies in the condition of such Aircraft, then the parties shall consult together, in good faith, with respect to such deviation from Specification and/or other technical deficiencies, such consultation to continue for at least fifteen (15) Business Days or such longer period as the parties may agree. LATAM will use reasonable efforts to arrange for the Manufacturer to be involved in such consultations. If following such consultations the parties have not agreed upon a remedy with respect to the Specification deviation or other deficiency that is acceptable to each of them, in their sole discretion (or in the case of a deficiency referred to in clause 5.6(b)(ii), acceptable to LATAM, in its sole discretion) then:

(X)	in the case of clause 5.6(b)(i), either party may terminate this Deed with respect to such Aircraft; and

(Y)	in the case of clause 5.6(b)(ii), only LATAM may terminate this Deed with respect to such Aircraft.

In such event, the party wishing to terminate this Deed with respect to such Aircraft will promptly notify the other party of its decision to do so and sub-clause (c) below will then apply.

(c)	With respect to any Aircraft for which a termination notice is issued in accordance with clause 5.6(b) , the provisions of clause 4 shall apply as if such Aircraft were a “Delayed Aircraft” and a Cancellation Right had been exercised in relation to such Aircraft.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Amendments to Original Purchase Agreement

5.7 LATAM will not amend or agree to any amendment of, or waive performance under or agree to any such waiver, any Original Purchase Agreement (or under any Engine general terms agreement) if the same relate to any of the following matters:

(a)	the formula for calculating purchase price escalation;

(b)	the warranties relating to the Aircraft and/or any Engines;

(c)	the delivery and acceptance process and the obligations of the Manufacturer in relation to the delivery of the Aircraft in compliance with the Specification and otherwise in accordance with the requirements of the Original Purchase Agreement.

Relevant Extracts

5.8 Subject to the consent of the relevant Manufacturer, LATAM has provided to AerCap on or before the date of this Deed:

(a)	the following extracts from the Original Purchase Agreements:

(i)	Aircraft specifications;

(ii)	price escalation formulae;

(iii)	all provisions that relate to: delivery, title transfer, acceptance; specification change; scheduled delivery quarters and matters to do with delay – excusable and non-excusable; termination; warranties and service life policies; and

(b)	the assignable engine warranties and service life policies

(together the Relevant Extracts).

5.9 LATAM undertakes to provide to AerCap all relevant extracts of documentation relating to BFE as AerCap may reasonably request, subject always to obtaining the relevant manufacturer’s consent, if required.

5.10 LATAM hereby represents and warrants to AerCap that the Relevant Extracts are true, complete and accurate copies of the original documentation as to the matters referred to therein and LATAM has not omitted to provide AerCap with any documentation or agreements that have the effect of amending any of the provisions that have been disclosed .

5.11 LATAM will use reasonable efforts to ensure that AerCap is allowed access to all online information as available on AirbusWorld (including AIRNAV, CDIS and drawings), MyBoeingFleet (MBF) as well as equivalents of Engine manufacturers relating to each Aircraft from the relevant Delivery Date of such Aircraft (or earlier if available). If such access is not permitted by the Manufacturer or Engine manufacturer then LATAM will, on request and subject to the consent of the relevant Manufacturer, or Engine Manufacturer, to the extent required, provide AerCap with copies of any documentation that it would otherwise have had access on the online system.

5.12 All references to “Aircraft” in this clause 5 shall be construed so as not to include any A330 Aircraft, it being agreed that this clause 5 does not apply to the A330 Aircraft.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

6. GUARANTEES

Lessor Guarantee

6.1 AerCap undertakes that in relation to each Lease, AerCap or an Acceptable Guarantor will provide to LATAM a guarantee substantially in the form of Schedule 11 (each a Lessor Guarantee).

6.2 AerCap will notify LATAM of the identity of any Acceptable Guarantor which it wishes to propose for each relevant Lease no later than fifteen (15) Business Days before entry into the relevant Lease.

LATAM Guarantee

6.3 By entry into this Deed, LATAM irrevocably and unconditionally guarantees to AerCap on demand the due and punctual performance of the Guaranteed Liabilities. LATAM also agrees to indemnify AerCap and the relevant Lessor on demand in relation to any Losses suffered or incurred by AerCap or the relevant Lessor as a result of any representation or warranty given by TAM, LAN Cargo Overseas, any Affiliates of LATAM or any seller under and pursuant to any Purchase Agreement or any bill of sale or other title transfer document relating to any Aircraft being inaccurate, untrue or incorrect. Any release, discharge or settlement between LATAM and AerCap shall be conditional upon no security, disposition or payment to AerCap being void, set aside or ordered to be refunded and if such condition shall not be fulfilled AerCap shall be entitled to enforce the guarantee under this clause subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.4 The guarantee under clause 6.3 shall:

(a)	secure the Guaranteed Liabilities from time to time owing to AerCap and shall be a continuing security, notwithstanding any intermediate payment, partial settlement, delay in payment or other matter whatsoever;

(b)	be in addition to any present or future rights or remedies available to AerCap in respect of the Guaranteed Liabilities; and

(c)	not be in any way prejudiced or affected by the existence of any such rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by AerCap dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

6.5 The liability of LATAM shall not be affected nor shall the guarantee under clause 6.3 be discharged or reduced by reason of any act or omission which, but for this clause 6.5, would discharge or reduce its liability under the guarantee under clause 6.3.

7. OBLIGATIONS OF THE PARTIES AND RELATED MATTERS

7.1 AerCap agrees to cause each Lessor to satisfy or to cause to be satisfied the conditions precedent set forth in Section 6.3 of the Lease and clause 4.1 of each Purchase Agreement in each case to which such Lessor is a party.

7.2 LATAM agrees to satisfy or to cause to be satisfied the conditions precedent set forth in Sections 6.1 and 6.2 of each Lease and clause 4.4 of each Purchase Agreement.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

7.3 If:

(a)	an Event of Default occurs and is continuing under any Lease in respect of a delivered Aircraft; or

(b)	a Relevant Event occurs and is continuing; or

(c)	LATAM fails to return to AerCap fully executed copies of the Definitive Documents with respect to any Aircraft (other than an A330 Aircraft) at least ten (10) days before the Scheduled Delivery Date; or

(d)	if the Definitive Documents for an Aircraft (other than an A330 Aircraft) are entered into but title to such Aircraft is not transferred to the Lessor and the leasing of such Aircraft to LATAM is not commenced within ten (10) Business Days of the date notified by the Manufacturer to be the Scheduled Delivery Date for such Aircraft, for any reason other than as specified in clause 4, clause 5.6 or clause 7.4 below; or

(e)	LATAM breaches any of its other material obligations or representations and warranties under this Deed and such breach, if capable of remedy, is not remedied to the reasonable satisfaction of AerCap, with thirty (30) days of notice from AerCap requiring the same to be remedied; or

(f)	the Original Purchase Agreement is terminated or cancelled with respect to all of the Aircraft (other than where such termination relates to a Delay or cancellation which is provided for in clause 4), then all obligations of AerCap to cause any Lessor to purchase and take title to some or all Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and concurrently to lease such Aircraft to LATAM, and the related obligations of AerCap and any Lessor under this Deed and any of the Operative Documents with respect to such Aircraft as selected by AerCap in its absolute discretion, shall terminate and be of no further force or effect:

(i)	upon notice of such termination by AerCap to LATAM; and

(ii)	automatically, without notice or other action, upon the occurrence of any of the Relevant Events specified in paragraphs 3 or 4 of Schedule 4.

7.4 If:

(a)	AerCap fails to purchase or arrange for the purchase of any Aircraft in circumstances where:

(i)	LATAM has fulfilled all of its material obligations under this Deed and each other Operative Document relating to such Aircraft;

(ii)	all of the conditions precedent to the delivery, purchase and lease of such Aircraft (other than those that can only be, and are, provided simultaneously with the Delivery) that are required to be provided for Lessor’s or AerCap’s benefit have been supplied or otherwise fulfilled;

(iii)

such Aircraft is in the condition required by the Original Purchase Agreement, this Deed and the related Lease and AerCap has had the opportunity to inspect such Aircraft or to participate in the inspection of such

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Aircraft to verify that it meets such condition in accordance with the terms of this Deed; or

(iv)	none of the events or circumstances specified in clause 7.3 have occurred and are continuing,

and such failure continues for thirty (30) days from notice by LATAM to AerCap requiring such failure to be remedied; or

(b)	any Relevant Event of the type referred to in paragraphs 3 or 4 of Schedule 4 occurs and is continuing with respect to AerCap,

then all obligations of LATAM to procure the sale of some or all of the Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and concurrently to lease such Aircraft, and the related obligations of LATAM under this Deed and any of the Operative Documents with respect to such Aircraft as selected by LATAM in its absolute discretion, shall terminate and be of no further force or effect upon notice of such termination by LATAM to AerCap.

7.5 Notwithstanding any termination pursuant to this clause 7:

(a)	each of AerCap and LATAM shall retain any and all rights, remedies and claims that it may have against the other party for breach of its obligations under this Deed and under any Operative Document; and

(b)	[***].

7.6 If any Aircraft is ready for Delivery under the Original Purchase Agreement and an event or circumstance referred to in clause 7.3 has occurred and is continuing such that AerCap is entitled to terminate this Deed with respect to such Aircraft then AerCap will notify LATAM of its decision as to whether or not it wishes to proceed with the purchase and leaseback of such Aircraft subject to and in accordance with this Deed. AerCap agrees to give such notice as soon as reasonably practicable and in any event no later than ten (10) Business Days after the Scheduled Delivery Date for such Aircraft. AerCap will not be obliged to give such notice if it is restricted from doing so under any applicable laws.

8. REPRESENTATIONS AND WARRANTIES

Each party to this Deed represents and warrants to the others, as of the date of execution and delivery of this Deed, that:

(a)	this Deed has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, examinership or other similar laws affecting the rights of creditors generally and by general principles of equity; and

(b)

the execution, delivery and performance by such party of this Deed do not require any stockholder (or equivalent) approval or approval or consent of any trustee or holder of any indebtedness or obligations of such party, except such as have been duly obtained and are in full force and effect, and do not contravene or conflict with any law, governmental rule, regulation, judgment or order binding on such party or the Certificate of Incorporation or By-Laws (or equivalent constitutive documents) of

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

such party or contravene or result in a breach of, or constitute a default under, or result in the creation of any lien or other lien upon the property of such party under, any indenture, mortgage, contract or other agreement to which such party is a party or by which it or any of its properties are bound.

9. PAYMENT RELATED MATTERS

9.1 The fees and expenses of each party incurred in connection with the preparation of this Deed and any Definitive Document and all other related documents are for the respective accounts of each such party.

9.2 If either party requests any amendment, waiver or consent hereby then the requesting party shall, within thirty (30) Business Days of demand by the other party, reimburse such party for all reasonable and properly incurred costs and expenses (including reasonable legal fees) incurred by such party in responding to or complying with such request.

9.3 All payments by AerCap to LATAM or LATAM to AerCap under this Deed shall be made for value on the due date in United States Dollars and in immediately available funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by wire transfer to such account as AerCap or LATAM, as applicable, shall notify the other party in writing, giving at least five (5) Business Days prior notice. All such payments shall be made free and clear of any withholdings or deductions.

10. ASSIGNMENTS

10.1 This Deed shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors.

10.2 Neither party may assign or otherwise transfer its rights or obligations under this Deed, in whole or in part, without the prior written consent of the other party. Any such assignment or transfer without such consent shall be null and void.

11. OTHER MATTERS

Financial Accommodation

11.1 The parties hereto acknowledge and agree that, with respect to each Aircraft that has not previously been purchased by any Purchaser, this Deed and the obligations of AerCap hereunder, or any Purchaser, Lessor and Owner Participant, if any, under an applicable Purchase Agreement (or Purchase Agreement Assignment), in each case with respect to such Aircraft, constitute, and are intended to constitute, (a) a “sale-leaseback” financing by such Purchaser, Lessor and Owner Participant, if any, of LATAM’s acquisition of such Aircraft and an extension of credit by AerCap, such Purchaser, Lessor and such Owner Participant, if any, to LATAM and (b) agreements to extend “financial accommodations”, within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States of America, to LATAM.

Rights of Third Parties Act

11.2 A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Deed.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

11.3 The parties to this Deed do not require the consent of any person not a party to this Agreement to rescind, supplement, amend or vary this Deed (or any rights arising by virtue of the Third Parties Act as contemplated herein) from time to time.

Continuing Obligations

11.4 No failure to exercise, nor any delay in exercising any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

Invalidity of any Provision

11.5 If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

Notices

11.6 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Deed shall:

(a)	in order to be valid be in English and in writing;

(b)	be deemed to have been duly served on, given to or made in relation to a party if it is:

(i)	posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at the address set out herein or at such other address as that party has specified by not less than five (5) days’ written notice to the other party; or

(ii)	sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by not less than five (5) days’ written notice to the other parties hereto;

(c)	be sufficient if:

(i)	executed under the seal of the party giving, serving or making the same; or

(ii)	signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

(d)	be deemed received:

(i)	in the case of a letter, on the tenth (10th) day after mailing; and

(ii)	in the case of a facsimile transmission, on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

11.7 For the purposes of clause 11.6, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

(a)	if to AerCap, to:

AerCap Holdings N.V.

AerCap House

Stationsplein 965

1117 CE Schiphol Airport

The Netherlands

[***]

[***]

(b)	if to LATAM at the following address:

LATAM Airlines Group S.A.

Avenida Presidente Riesco 5711

20th Floor

Las Condes,

Santiago

Chile

[***]

[***]

Confidentiality

11.8 Without prejudice to the provisions of clause 11.9, this Deed and the other Definitive Documents, including any information provided hereunder or thereunder, in each case to the extent not publicly disclosed, and all non-public information obtained by either party about the other, are confidential and are between AerCap and LATAM only and shall not be disclosed by a party to third parties (other than to any Owner Participant, an actual or prospective new lessor, or a party’s Affiliates and its or their (i) Board of Directors and employees, auditors, legal counsel, professional advisors, rating agencies, shareholders, prospective investors and actual or prospective financiers so long as such person is under a duty of confidentiality or is subject to a confidentiality agreement or, in the case of a rating agency, a practice of confidentiality); and (ii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings) without the prior written consent of the other party. If disclosure is required as a result of applicable law (including any SEC disclosure obligations), AerCap and LATAM will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Deed; provided that if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

11.9 AerCap and LATAM or any of their Affiliates agree to discuss in good faith the contents of any public announcement of the transactions contemplated by this Deed.

Amendments

11.10 This Deed can only be amended, modified or varied with the consent of all of the parties hereto.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Counterparts

11.11 This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy.

12. GOVERNING LAW AND DISPUTES; PROCESS AGENT

Governing Law and Jurisdiction

12.1 This Deed and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance English law.

12.2(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a Dispute).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This clause 12.2 is for the benefit of the parties to this Deed only. As a result, no party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the parties may take concurrent proceedings in any number of jurisdictions.

Process Agent

12.3 AerCap hereby irrevocably designates, appoints and empowers LPA Process Limited (registered in England with company number 6439736) whose current address is at 3A Eghams Wood Road, Beaconsfield, Buckinghamshire, HP9 1JP, England (being its current registered office) to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings.

12.4 LATAM hereby irrevocably designates, appoints and empowers the London office of LATAM, at present located at 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ England (Attention: Gonzalo Garcia) to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings.

IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed as a deed and delivered on the date stated at the beginning of this Deed.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 1

AIRCRAFT DETAILS AND SCHEDULED DELIVERY QUARTERS

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 2

A330 AIRCRAFT

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 3

ESCALATION FORMULA AND SAMPLE CALCULATIONS

[***]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 4

RELEVANT EVENTS

Each of the following is a Relevant Event:

1.	Discontinuation: LATAM suspends or ceases to carry on all or substantially all of its business.

2.	Disposal of Business: LATAM sells or otherwise disposes of all or substantially all of its business.

3.	Bankruptcy:

(a)	there shall have been commenced against LATAM an involuntary case or other proceeding under the bankruptcy laws of Chile, as now or hereafter constituted, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of LATAM for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs (and any such involuntary case or other proceeding shall not have been dismissed, vacated, or withdrawn within sixty (60) days, unless an order judgment or decree is entered during that period); or

(b)	an order, judgment or decree shall have been entered in any proceeding by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LATAM for all or substantially all of LATAM’s property or sequestering all or substantially all of the property of LATAM and any such order, judgement or decree or appointment or sequestration shall be final or shall remain in force and effect, undismissed, unstayed or unvacated; or

(c)	there shall at any time be an order for relief under the Bankruptcy Code in effect with respect to LATAM.

4.	Insolvency:

(a)	LATAM suspends payment on its debts or other obligations, is unable to or admits its inability to pay its debts or other obligations as they fall due or shall have voluntarily commenced a case or other proceeding under the bankruptcy laws of Chile, as now constituted or hereafter amended, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law; or

(b)	LATAM shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of LATAM for all or substantially all of the property of LATAM; or

(c)	LATAM shall have made any assignment for the benefit of creditors of LATAM; or

(d)	LATAM shall have taken any corporate action to authorise or facilitate any of the foregoing.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 5

RELEVANT ADDITIONAL CLAUSES FOR PURCHASE AGREEMENT

ASSIGNMENT

The provisions of this Schedule 5 apply in the circumstances set out in clause 3.5 of this Deed:

1.	BFE

LATAM warrants that, with respect to any BFE to which title is being transferred to Purchaser, upon such transfer of title such BFE is transferred to Purchaser with full title guarantee.

2.	Satisfaction of condition of Aircraft

The requirements of the Original Purchase Agreement in relation to the condition of the Aircraft and its acceptance for delivery thereunder shall have been fulfilled and Purchaser shall have been afforded the opportunity to participate in the technical acceptance procedures in accordance with the relevant Lease and the Purchase Agreement, subject to Purchaser having entered into such documentation as the Manufacturer may require in order to permit such participation in the technical acceptance procedures.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 6

FORM OF PURCHASE AGREEMENT

[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 7

FORM OF LEASE (A350-900 AIRCRAFT)

[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 8

FORM OF LEASE (787-8 AIRCRAFT

AND 787-9 AIRCRAFT)

[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 9

ADDITIONAL PROVISIONS FOR LEASE (A350-900 AIRCRAFT)

[***]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 10

ADDITIONAL PROVISIONS FOR LEASE (787-8 AIRCRAFT AND 787-9 AIRCRAFT)

[***]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

SCHEDULE 11

FORM OF LESSOR GUARANTEE

[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

This Deed has been entered into on the date stated at the beginning of this Deed.

EXECUTED and DELIVERED as a DEED	)
by	)
AERCAP HOLDINGS N.V.	)
)
by	)
its authorised representative in the presence of:	)

by	)
its authorised representative in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by	)
LATAM AIRLINES GROUP S.A.	)
)
by	)
its authorised representative in the presence of:	)

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Schedule 11 to Framework Deed	33